                                                                    EXHIBIT 99.2

                          Independent Auditor's Report

                                                                  August 1, 2000

Board of Directors
Talaria Therapeutics, Inc.
(A Development Stage Enterprise)
Conshohocken, Pennsylvania

     We have audited the accompanying balance sheets of TALARIA THERAPEUTICS, INC. (A Development Stage Enterprise) as of December 31, 1999 and 1998 and the related statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 1999, for the period from October 2, 1998 (inception) to December 31, 1998, and for the period from October 2, 1998 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TALARIA THERAPEUTICS, INC. (A Development Stage Enterprise) as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999, for the period from October 2, 1998 (inception) to December 31, 1998, and for the period from October 2, 1998 (inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has not yet achieved profitable operations, nor has it ever generated positive cash flows from operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            /s/ Goldenberg Rosenthal, LLP

Jenkintown, Pennsylvania

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                                 BALANCE SHEETS



                                                December 31,
                                           -----------------------   March 31,
                                              1998        1999         2000
                                           ----------  -----------  -----------
                                                                    (unaudited)
                 ASSETS
Current assets
 Cash and cash equivalents...............  $1,040,531  $ 1,816,322  $ 1,195,541
 Other current assets....................         --         7,101        7,410
                                           ----------  -----------  -----------
  Total Assets...........................  $1,040,531  $ 1,823,423  $ 1,202,951
                                           ==========  ===========  ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and accrued expenses...  $   13,277  $   312,644  $   440,344
 Other current liabilities...............       3,505          --           --
                                           ----------  -----------  -----------
  Total current liabilities..............      16,782      312,644      440,344
                                           ----------  -----------  -----------
Commitments and Contingency

Stockholders' equity
 Preferred stock, $.0001 par value;
   Authorized, 2,666,666 shares, no
   shares issued.........................         --           --           --
 Series A convertible preferred stock,
   $.0001 par value; Authorized, issued
   and outstanding 1,500,000 shares......         150          150          150
 Series B convertible preferred stock,
   $.0001 par value; Authorized 833,334
   shares; Issued and outstanding 833,334
   shares in 1999 and 2000, no shares in
   1998..................................         --            83           83
 Common stock, $.0001 par value;
   Authorized 9,000,000 shares Issued and
   outstanding 2,333,000 shares..........         233          233          233
 Additional paid-in capital..............   2,733,026    5,237,322    5,237,322
 Deficit accumulated during the
   development stage.....................  (1,709,660)  (3,727,009)  (4,475,181)
                                           ----------  -----------  -----------
 Net stockholders' equity................   1,023,749    1,510,779      762,607
                                           ----------  -----------  -----------
  Total Liabilities and Stockholders'
    Equity...............................  $1,040,531  $ 1,823,423  $ 1,202,951
                                           ==========  ===========  ===========

                       See notes to financial statements

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS

                                                                               October 2,
                                                                                   1998
                                                         Three Months Ended    (inception)
                           October 2, 1998  Year Ended        March 31,            to
                           (Inception) to    December    --------------------   March 31,
                          December 31, 1998  31, 1999      1999       2000        2000
                          ----------------- -----------  ---------  ---------  -----------
                                                             (unaudited)       (unaudited)
Operating expenses
  incurred in the
  development stage:
  Research and
    development.........     $ 1,666,464    $ 1,946,436  $ 329,328  $ 615,045  $ 4,227,945
  General and
    administrative......          43,823        135,513     40,492    154,901      334,237
                             -----------    -----------  ---------  ---------  -----------
  Total operating
    expenses............       1,710,287      2,081,949    369,820    769,946    4,562,182
Interest income.........             627         64,600     11,348     21,774       87,001
                             -----------    -----------  ---------  ---------  -----------
Net loss................     $(1,709,660)   $(2,017,349) $(358,472) $(748,172) $(4,475,181)
                             ===========    ===========  =========  =========  ===========
Basic and diluted net
  loss per share........     $     (0.73)   $     (0.86) $   (0.15) $   (0.32)
                             ===========    ===========  =========  =========
Shares used in computing
  basic and diluted net
  loss per share........       2,333,000      2,333,000  2,333,000  2,333,000
                             ===========    ===========  =========  =========
Pro forma basic and
  diluted net loss per
  share (unaudited).....                    $     (0.47)            $   (0.16)
                                            ===========             =========
Shares used in computing
  pro forma basic and
  diluted net loss per
  share (unaudited).....                      4,249,667             4,666,334
                                            ===========             =========


                       See notes to financial statements

                           TALARIA THERAPEUTICS, INC
                       (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                 OCTOBER 2, 1998 (INCEPTION) TO MARCH 31, 2000

                              Series A         Series B
                            Convertible      Convertible                                  Deficit
                          Preferred Stock  Preferred Stock    Common Stock              Accumulated
                          ---------------- ---------------- ---------------- Additional During the        Net
                           Number           Number           Number           Paid-in   Development  Stockholders'
                          of Shares Amount of Shares Amount of Shares Amount  Capital      Stage        Equity
                          --------- ------ --------- ------ --------- ------ ---------- -----------  -------------
Issuance of Series A
 convertible preferred
 stock..................  1,500,000  $150       --    $--         --   $--   $1,499,850 $       --    $1,500,000
Issuance of common stock
 to founders............        --    --        --     --   1,090,000   109     109,000         --       109,109
Issuance of common stock
 in exchange for a
 license for a patent
 and for technology.....        --    --        --     --   1,243,000   124   1,124,176         --     1,124,300
Net loss for the period
 ended December 31,
 1998...................        --    --        --     --         --    --          --   (1,709,660)  (1,709,660)
                          ---------  ----   -------   ----  ---------  ----  ---------- -----------   ----------
Balance, December 31,
 1998...................  1,500,000   150       --     --   2,333,000   233   2,733,026  (1,709,660)   1,023,749
Issuance of Series B
 convertible preferred
 stock..................        --    --    833,334     83        --    --    2,499,919         --     2,500,002
Issuance of stock
 options in exchange for
 research and
 development services...        --    --        --     --         --    --        4,377         --         4,377
Net loss for the year
 ended December 31,
 1999...................        --    --        --     --         --    --          --   (2,017,349)  (2,017,349)
                          ---------  ----   -------   ----  ---------  ----  ---------- -----------   ----------
Balance, December 31,
 1999...................  1,500,000   150   833,334     83  2,333,000   233   5,237,322  (3,727,009)   1,510,779
Net loss for the three
 months ended March 31,
 2000 (unaudited).......        --    --        --     --         --    --          --     (748,172)    (748,172)
                          ---------  ----   -------   ----  ---------  ----  ---------- -----------   ----------
Balance, March 31, 2000
 (unaudited)............  1,500,000  $150   833,334   $ 83  2,333,000  $233  $5,237,322 $(4,475,181)  $  762,607
                          =========  ====   =======   ====  =========  ====  ========== ===========   ==========

                      See notes to financial statements.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                            October 2,
                               1998      Year Ended    Three Months Ended       October 2,
                          (Inception) to  December          March 31,              1998
                           December 31,      31,      ----------------------  (Inception) to
                               1998         1999         1999        2000     March 31, 2000
                          -------------- -----------  ----------  ----------  --------------
                                                           (unaudited)         (unaudited)
Cash flows from
  operating activities
 Net loss...............   $(1,709,660)  $(2,017,349) $ (358,472) $ (748,172)  $(4,475,181)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities
  Noncash research and
   development and
   compensation
   expense..............     1,233,300         4,377         --          --      1,237,677
   Increase in other
    current assets......           --         (7,101)       (300)       (309)       (7,410)
   Increase in accounts
    payable and accrued
    expenses............        13,277       299,367      21,822     127,700       440,344
   Increase (decrease)
    in other current
    liabilities.........         3,505        (3,505)     (3,505)        --            --
                           -----------   -----------  ----------  ----------   -----------
    Net cash used in
     operating
     activities.........      (459,578)   (1,724,211)   (340,455)   (620,781)   (2,804,570)
                           -----------   -----------  ----------  ----------   -----------
Cash flows from
  financing activities
 Proceeds from the
  issuance of preferred
  stock.................     1,500,000     2,500,002         --          --      4,000,002
 Proceeds from the
  issuance of common
  stock.................           109           --          --          --            109
                           -----------   -----------  ----------  ----------   -----------
    Net cash provided by
     financing
     activities.........     1,500,109     2,500,002         --          --      4,000,111
                           -----------   -----------  ----------  ----------   -----------
Net increase (decrease)
 in cash and cash
 equivalents............     1,040,531       775,791    (340,455)   (620,781)    1,195,541
Cash and cash
 equivalents, beginning
 of period..............           --      1,040,531   1,040,531   1,816,322           --
                           -----------   -----------  ----------  ----------   -----------
Cash and cash
 equivalents, end of
 period.................   $ 1,040,531   $ 1,816,322  $  700,076  $1,195,541   $ 1,195,541
                           ===========   ===========  ==========  ==========   ===========

SUPPLEMENTAL INFORMATION
 REGARDING NONCASH
 ACTIVITIES

 Exchange of common
  stock for a patent
  license and for
  technology............   $ 1,124,300           --          --          --    $ 1,124,300

 Exchange of stock
  options for research
  and development
  services..............           --    $     4,377         --          --    $     4,377
 Compensation in
  conjunction with stock
  issuance..............   $   109,000           --          --          --    $   109,000

                       See notes to financial statements.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS
 (Information for the three months ended March 31, 1999 and 2000 is unaudited)

NOTE 1 Nature of Business and Summary of Significant Accounting Policies

Nature of Business

      Talaria Therapeutics, Inc. (the "Company") was incorporated in Delaware on September 24, 1998. The Company is a development stage enterprise engaged in the development of treatments for cardiovascular diseases using therapeutic liposomes.

      Since inception, the Company has been engaged in organizational activities, including raising capital and research and development activities. The Company has not generated any revenues and has not yet achieved profitable operations, nor has it ever generated positive cash flows from operations. There is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company's future operations are dependent on the success of the Company's efforts to raise additional capital, its research and commercialization efforts, and ultimately, the market acceptance of the Company's products.

      The accompanying financial statements have been prepared on a going-concern basis which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company incurred a net loss of $2,017,349 for the year ended December 31, 1999 and a net loss of $748,172 (unaudited) for the three months ended March 31, 2000. The Company has a deficit accumulated during the development stage of $4,475,181 (unaudited) as of March 31, 2000. The net losses incurred by the Company have consumed working capital. The Company plans to obtain additional financing through joint ventures or the sale of preferred stock. There can be no assurance that these efforts will be successful. The financial statements do not include any adjustments relating to the recoverability and classifications of reported asset amounts or the amounts of liabilities that might result from the outcome of that uncertainty.

Use of Estimates

      The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Research and Development Expense

      Costs incurred for research and product development, including acquired technology and costs incurred for technology in the development stage, are expensed as incurred.

Concentration of Credit Risk

      Financial instruments which potentially subject the Company to credit risk consist principally of cash and cash equivalents. All cash and cash equivalents are held in United States financial institutions and money market funds. Cash balances as of December 31, 1999 and 1998 and March 31, 2000 (unaudited) were in excess of federally-insured amounts.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
 (Information for the three months ended March 31, 1999 and 2000 is unaudited)


Tax Status

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

      The Company accounts for its stock-based compensation to non-employees at fair value in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation."

Equity Securities Transactions

      Since inception, the Board of Directors has established the fair value of equity securities based upon facts and circumstances existing at the date such equity transactions occurred, including the price at which equity instruments were sold to independent third parties.

Interim Financial Information

      The financial statements as of March 31, 2000, for the three months ended March 31, 1999 and 2000 and for the period from October 2, 1998 (inception) to March 31, 2000 are unaudited and have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position at such date, and the operating results and cash flows for such periods, in accordance with generally accepted accounting principles. Results for the interim period are not necessarily indicative of the results to be expected for any subsequent period.

Accounts Payable and Accrued Liabilities

      Accounts payable and accrued liabilities consist of the following:

                                                      December 31,
                                                    ----------------  March 31,
                                                     1998     1999      2000
                                                    ------- -------- -----------
                                                                     (unaudited)
Accrued professional fees.......................... $    91 $ 15,050  $143,548
Accrued compensation...............................   3,505      --        --
Accrued manufacturing costs........................  13,186  282,427   292,054
Accrued other......................................     --    15,167     4,742
                                                    ------- --------  --------
                                                    $16,782 $312,644  $440,344
                                                    ======= ========  ========

Basic Diluted and Pro Forma Loss per Share

      Basic and diluted loss per share amounts have been calculated using the weighted average number of shares of common stock outstanding during the respective period.

      In 1999 and 2000 (unaudited), options for the purchase of common stock were not included in the calculation of diluted loss per share as doing so would have been anti-dilutive.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
 (Information for the three months ended March 31, 1999 and 2000 is unaudited)


      Convertible preferred stock was not included in the calculation of diluted loss per share because doing so would have been antidilutive. However, the convertible preferred stock could potentially be dilutive in the future.

      The following table presents the calculation of pro forma basic and diluted net loss per share:

                                                      Year ended   Three Months
                                                       December    ended March
                                                       31, 1999      31, 2000
                                                      -----------  ------------
Net loss to common stockholders...................... $(2,017,349)  $ (748,172)
                                                      ===========   ==========
Shares used in computing basic and diluted net loss
  per share..........................................   2,333,000    2,333,000
Pro forma adjustment to show assumed conversion of
  Series A and Series B convertible preferred stock
  (unaudited)........................................   1,916,667    2,333,334
                                                      -----------   ----------
Shares used in computing pro forma basic and diluted
  net loss per share (unaudited).....................   4,249,667    4,666,334
                                                      ===========   ==========
Pro forma basic and diluted net loss per share
  (unaudited)........................................ $     (0.47)  $    (0.16)
                                                      ===========   ==========

NOTE 2 Stockholders' Equity

      On October 2, 1998, the Company issued 1,090,000 shares of common stock for $109 to three founders. Imputed compensation of $109,000 was recorded in connection with this transaction.

      On October 2, 1998, the Company completed a private placement of 1,275,000 shares of Series A convertible preferred stock ("Series A") at $1 per share.

      On October 2, 1998, the Company issued 1,243,000 shares of common stock in exchange for a license for a patent and for certain technology to be utilized in the Company's research and development activities. Accordingly, the estimated fair value of the license and technology of $1,124,300 has been recorded as research and development expense in the accompanying statement of operations during the period ended December 31, 1998.

      On October 30, 1998, the Company completed a second private placement of 225,000 shares of Series A at $1 per share.

      On July 1, 1999, the Company completed a private placement of 833,334 shares of Series B convertible preferred stock ("Series B") at $3 per share.

      In the event of liquidation, dissolution or winding-up of the Company, holders of Series A and Series B shall be entitled to either convert their preferred stock into common stock (see below) or retain their liquidation preference to the common stockholders. In the latter case, the holders of the Series A and Series B shall be entitled to receive the original issuance price ($1 and $3, respectively) plus declared and unpaid dividends from the assets of the Company in preference to the common stockholders. After the Series A and Series B stockholders have been paid in full the original issuance price, the remaining assets of the Company shall be distributed ratably to the Series A, Series B and common stockholders in accordance with their respective shareholdings at the time of distribution. The Series A and Series B stockholders are entitled to receive, in addition to the original issuance price plus declared and unpaid dividends, a maximum return of 40% per year on the original issuance price, prorated for any portion of a year. After the maximum distribution to the Series A and Series B stockholders has been paid, the Series A and Series B stockholders have no further

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS
 (Information for the three months ended March 31, 1999 and 2000 is unaudited)

participation in the distribution of the assets of the Company. If the assets available for distribution are insufficient to permit the payment of their full preferential amounts, the Series A and Series B stockholders shall share ratably in the distribution of assets. The stockholders have the right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price. The holders of common and preferred stock are entitled to dividends only if and when declared by the Board of Directors. Holders of the common stock shall not receive dividends in preference to the preferred stockholders.

      Each share of Series A and Series B preferred stock is convertible into one share of common stock (i) at the option of the holder thereof at any time or, (ii) automatically at the closing of a registration statement under the Securities Act of 1933 covering the offer and sale of the Company's common stock with a gross offering price of at least $10 million and a per share price of at least $6.50, subject to adjustment. In the event of a stock split or stock dividend or other dividend or other adjustment to the capital structure of the Company, including any adjustments to the common stock, the preferred stock will be adjusted proportionately.

      The Series A and Series B stockholders are entitled to vote based on the number of shares of common stock to which their holdings could be converted. Common stockholders are entitled to one vote for each share of common stock.

NOTE 3 Equity Incentive Plan

      In October, 1998, the Company adopted an Equity Incentive Plan (the "Plan") which provides for the granting of incentive and nonstatutory options to consultants and key employees to purchase up to 100,000 shares of the Company's common stock. Such options are exercisable for a period of 10 years and generally vest over a four-year period. As of December 31, 1999, there were 30,000 shares available for grant under the Plan.

      A summary of activity under the Plan is as follows:

                                                                        Weighted
                                                                 Number average
                                                                   of   Exercise
                                                                 Shares  Price
                                                                 ------ --------
   Outstanding at inception (October 2, 1998)...................    --     --
   Outstanding at December 31, 1998.............................    --     --
     Options Granted............................................ 70,000  $0.10
                                                                 ------  -----
   Outstanding at December 31, 1999............................. 70,000  $0.10
                                                                 ------  -----
   Outstanding at March 31, 2000 (unaudited).................... 70,000  $0.10
                                                                 ======  =====
   Options exercisable as of December 31, 1999..................    --     --
                                                                 ======  =====

      In 1999, the Company granted options to two non-employees to purchase 35,000 shares each of common stock at an exercise price of $0.10 per share. The Company recorded compensation expense of $4,377 in 1999, based on the fair market value at the grant date as determined using a Black-Scholes option pricing model.

      As of December 31, 1999 and March 31, 2000 (unaudited) the exercise price per share, weighted-average exercise price per share and weighted-average remaining contractual life of outstanding options were $0.10, $0.10 and 9 years, respectively.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
 (Information for the three months ended March 31, 1999 and 2000 is unaudited)


      The options granted become exercisable over four years beginning in 2000. As of December 31, 1999, no options were exercisable and as of March 31, 2000, 17,500 options (unaudited) were exercisable. The stock option agreement provides that all options granted shall vest in full and become immediately exercisable upon a change in control of the Company. See footnote No. 7.

      The per share weighted-average fair value of stock options granted during 1999 was $0.06, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield of 0%, risk-free interest rate of 6%, volatility of 80% and an expected life of 4 years.

NOTE 4 Income Taxes

      As of December 31, 1999, the Company had available net operating loss carryforwards ("NOL") of approximately $3,711,000 for federal and state income tax reporting purposes which are available to offset future federal and state taxable income, if any, through 2019 and 2009, respectively. The Company also has research and development tax credit carryforwards of approximately $107,000 for federal income tax reporting purposes which are available to reduce federal income taxes, if any, through 2019.

      As of March 31, 2000, the Company had available net operating loss carryforwards of approximately $4,459,000 (unaudited) for federal and state income tax reporting purposes which are available to offset future federal and state taxable income, if any, through 2020 and 2010, respectively. The Company also has research and development tax credit carryforwards of approximately $130,000 (unaudited) for federal income tax reporting purposes which are available to reduce federal income taxes, if any, through 2020.

      The Tax Reform Act of 1986 (the "Act") provides for a limitation on the annual use of NOL and research and development tax credit carryforwards (following certain ownership changes, as defined by the Act) that could significantly limit the Company's ability to utilize these carryforwards. The Company has experienced and expects in the foreseeable future to experience additional ownership changes, as defined by the Act, as a result of past and anticipated future financings. Accordingly, the Company's ability to utilize the aforementioned carryforwards may be limited. Additionally, because tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for federal and state income tax purposes.

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

                                                 December 31     March 31, 2000
                                             ------------------- --------------
                                               1998      1999
                                             -------- ----------  (unaudited)
     Deferred tax assets
      Net operating loss carryforwards.....  $676,000 $1,485,000   $1,784,000
      Stock-based compensation.............       --       2,000        2,000
      Research credit carryforward.........    14,000    107,000      130,000
      Organizational costs.................     8,000      8,000        8,000
                                             -------- ----------   ----------
       Total gross deferred tax assets.....   698,000  1,602,000    1,924,000
     Less valuation allowance..............   698,000  1,602,000    1,924,000
                                             -------- ----------   ----------
       Net deferred taxes..................  $    --  $      --    $      --
                                             ======== ==========   ==========

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
 (Information for the three months ended March 31, 1999 and 2000 is unaudited)


      The gross deferred tax assets and the valuation allowance shown above represent the items which reduce the income tax benefit which would result from applying the federal statutory tax rate to the pre-tax loss and cause no income tax expense or benefit to be recorded for the periods ended December 31, 1998 and 1999 and March 31, 2000 (unaudited).

      The net change in the valuation allowance for the periods ended December 31, 1998 and 1999 and March 31, 2000 was an increase of $698,000, $904,000 and
$322,000 (unaudited), respectively, related primarily to net operating losses incurred by the Company which are not currently deductible.

      The effective tax rate of zero differs from the statutory rate primarily due to the provision of an allowance against deferred tax assets.

NOTE 5 Management Agreement

      On October 2, 1998, the Company entered into a management agreement with a company (the "Management Company") to provide strategic guidance to the Company, as well as day-to-day management of the business, administrative and financial aspects of the Company, including payroll, personnel, insurance, employee benefits, accounting and tax matters. An officer of the Company serves as an executive of the Management Company and the Management Company is affiliated with certain Series A and Series B investors. The management agreement has an initial one-year term and is automatically renewed for successive one-year terms unless either party gives written notice 60 days prior to the expiration of a term. Under terms of the agreement, the Management Company is paid a management fee of $6,250 per month and an administrative support fee of $1,000 per month.

      Costs incurred for the periods ended December 31, 1998 and 1999 and March 31, 2000 totalled $21,750, $87,000 and $21,750 (unaudited), respectively, and are included in general and administrative expenses in the accompanying statement of operations.

      In August 1999, the Company entered into another management agreement related to certain technical aspects of the Company's operations. The agreement was for a one year term with annual renewals. Initial fees were $30,000 per month through August 2000, with escalation terms for subsequent renewals. The agreement will terminate immediately upon a change of control of the Company. See footnote No. 7.

      Costs incurred under this agreement for the periods ended December 31, 1999 and March 31, 2000 were $124,378 and $90,000 (unaudited), respectively.

Note 6 Contingency

      The Company has entered into an indemnification agreement with two other plaintiffs in the patent infringement lawsuit filed by the Company. The Company has agreed to indemnify those two other parties against any loss they incur from actions against them arising from the patent infringement litigation.

Note 7 Subsequent Event

      On July 31, 2000, the Company agreed to negotiate a non-binding letter of intent providing for the purchase of the Company by Esperion Therapeutics, Inc. ("Esperion"). Pursuant to the proposed letter of intent, all of the outstanding shares of stock of the Company would be exchanged for Esperion common stock. Upon the achievement of certain future milestones, Esperion would make additional payments in cash or Esperion stock to the Company's stockholders. The Company's stockholders would also receive deferred contingent payments in cash or common stock based on future net sales of the product in North America.

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